Exhibit 5.1

July 25, 2005

TECO Energy, Inc.

702 North Franklin Street

Tampa, Florida 33602

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by TECO Energy, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to the offer to exchange (i) up to $200,000,000 aggregate principal amount of the Company’s 6.75% Notes due 2015 which have been registered under the Securities Act (the “Exchange 6.75% Notes”), in exchange for up to $200,000,000 aggregate principal amount of the Company’s outstanding 6.75% Notes due 2015 which have not been so registered (the “Original 6.75% Notes”), and (ii) up to $100,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2010 which have been registered under the Securities Act (the “Exchange Floating Rate Notes” and together with the Exchange 6.75% Notes, the “Exchange Notes”), in exchange for up to $100,000,000 aggregate principal amount of the Company’s outstanding Floating Rate Notes due 2010 which have not been so registered (the “Original Floating Rate Notes” and together with the Original 6.75% Notes, the “Original Notes”). The Original 6.75% Notes have been, and the Exchange 6.75% Notes will be, issued under an indenture dated as of August 17, 1998 (the “Base Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), as amended to date and as supplemented by a tenth supplemental indenture dated as of May 26, 2005 (the “Tenth Supplemental Indenture”), between the Company and the Trustee. The Original Floating Rate Notes have been, and the Exchange Floating Rate Notes will be, issued under the Base Indenture, as amended to date and as supplemented by an eleventh supplemental indenture dated as of June 7, 2005 (the “Eleventh Supplemental Indenture” and together with the Tenth Supplemental Indenture and the Base Indenture, the “Indenture”) between the Company and the Trustee. The Exchange Notes are to be offered and exchanged in the manner described in the Registration Statement (the “Exchange Offer”).

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and exchange of the Exchange Notes. We have made such other examination as we consider necessary to render this opinion. We advise you that, in our opinion, the Exchange Notes have been duly authorized by all necessary corporate action of the Company, and when the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed, authenticated and delivered in accordance with the Indenture against receipt of the Original Notes surrendered in the exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

MAIN 617.239.0100 FAX 617.227.4420 www.palmerdodge.com

TECO Energy, Inc.

July 25, 2005

The Indenture and Exchange Notes are governed by the laws of the State of New York and, therefore, in rendering our opinion as to the validity and binding effect of the Exchange Notes, we have relied on the opinion of Ropes & Gray with respect to matters of New York law. Except to the extent of such reliance, the opinion rendered herein is limited to the Florida Business Corporation Act (including the reported judicial decisions interpreting that Act) and the federal laws of the United States.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus filed as a part thereof.

Very truly yours,

/s/ Palmer & Dodge LLP

PALMER & DODGE LLP